Exhibit 4.1

NUMBER UNITS

U-

SEE REVERSE FOR CERTAIN

DEFINITIONS

CUSIP

VERTIV HOLDINGS CO

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK AND

ONE-THIRD OF ONE REDEEMABLE WARRANT TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT                  is the owner of                  Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Vertiv Holdings Co, a Delaware corporation (the “Company”), and one-third (1/3) of one redeemable warrant (each whole warrant exercisable for one share of Class A common stock) (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share (subject to adjustment) of Class A Common Stock of the Company for $11.50 per share (subject to adjustment). Only whole Warrants are exercisable. Each Warrant will become exercisable on March 8, 2020, and will expire unless exercised before 5:00 p.m., New York City Time, on February 7, 2025, or earlier upon redemption or liquidation. The terms of the Warrants are governed by a Warrant Agreement, dated as of June 7, 2018, between the Company and Computershare Trust Company, N.A., as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at [●], and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Secretary	Chief Executive Officer

VERTIV HOLDINGS CO

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
(Cust) (Minor)

TEN ENT	—	as tenants by the entireties

Under Uniform Gifts to Minors
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                              Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).